UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2015

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	000-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05              Costs Associated with Exit or Disposal Activities.

Effective September 24, 2015, Whole Foods Market, Inc. (the “Company”) communicated to certain team members its plan of termination to reduce a number of positions over the next eight weeks as part of its ongoing commitment to lower prices for its customers and invest in technology upgrades while improving its cost structure. The Company estimates the net reduction to be approximately 1,500 jobs, which represents 1.6 percent of its workforce.  Affected team members are being offered several options, including transition pay, severance pay, or the opportunity to apply for other jobs.  The Company expects that a significant portion of the affected team members will find other jobs from the open positions in the Company or via new jobs created from new stores in development.

The Company expects to record a pre-tax charge for one-time termination benefits in the fourth quarter of fiscal year 2015 ranging from approximately $15 million to $22 million, substantially all of which will result in future cash expenditures. This range of charges is an estimate.  The actual charge may vary based on various factors, including whether affected team members choose to immediately receive the transition and severance pay, whether affected team members choose to continue to work during the eight-week transition period and the number of affected team members that apply for and receive a different job with the Company.

Disclaimer on Forward-looking Statements

Certain statements in this filing and from time to time in other filings with the Securities and Exchange Commission, news releases, reports, and other written and oral communications made by us and our representatives, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and include references to assumptions and relate to our future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this analysis are forward-looking statements that involve risks and uncertainties that may cause our actual results to be materially different from such forward-looking statements and could materially adversely affect our business, financial condition, operating results and cash flows. These risks and uncertainties include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other factors which are often beyond the control of the Company, as well other risks listed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2014 and Quarterly Report on Form 10-Q for the third quarter ended July 5, 2015, and risks and uncertainties not presently known to us or that we currently deem immaterial.

We wish to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. We do not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

	By:	/s/ Sam Ferguson
Date: September 30, 2015	Name:	Sam Ferguson
	Title:	Global Vice President,
Accounting/Controller